                                                                     Exhibit 2.1


     THIS AGREEMENT AND PLAN OF REINCORPORATION is made and entered into as of May 18, 2001 (this "Agreement") by and between Heritage Productions, Inc., a Louisiana corporation (the "Company"), and Heritage Worldwide, Inc., a Delaware corporation ("Heritage Delaware"). The Company and Heritage Delaware are sometimes referred to herein as the "Constituent Corporations."


                                    RECITALS

     A. The Company is a corporation duly organized and existing under the laws of the State of Louisiana and has authorized capital stock of 20,000,000 shares of common stock, no par value. As of the date hereof, 14,425,000 shares of common stock were outstanding.

     B. Heritage Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has authorized capital stock of 55,000,000 shares, 50,000,000 of which are common stock, $.001 par value, and 5,000,000 of which are preferred stock, $.001 par value. As of the date hereof, 1,000 shares of common stock were issued and outstanding, all of which were owned by the Company. No shares of preferred stock had been issued or were outstanding.

     C. The Board of Directors of the Company has determined that, for the purpose of effecting the reincorporation of the Company in the State of Delaware, it is advisable and in the best interests of the Company and its shareholders that the Company merge with and into Heritage Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of the Company and Heritage Delaware have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Company and Heritage Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    I. MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Louisiana Business Corporation Law and the Delaware General Corporation Law, the Company shall be merged with and into Heritage Delaware (the "Merger"), the separate existence of the Company shall cease and Heritage Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "Heritage Worldwide, Inc."

     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

     (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Louisiana Business Corporation Law and the Delaware General Corporation Law;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

     (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

     (d) Executed Articles of Merger or an executed counterpart of this Agreement, together with any and all other necessary documents and instruments, meeting the requirements of the Louisiana Business Corporation Law shall have been filed with the Secretary of State of the State of Louisiana.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Time of the Merger."

     1.3 Effect of the Merger. Upon the Effective Time of the Merger, the separate existence of the Company shall cease and Heritage Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time of the Merger, (ii) shall be subject to all actions previously taken by its and the Company's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of the Company in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Time of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of the Company in the same manner as if Heritage Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Louisiana Business Corporation Law.

                  II. CHARTER DOCUMENTS; DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of Heritage Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of Heritage Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of Heritage Delaware immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving

Corporation until their successors have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

     3.1 The Company's Common Stock. At the Effective Time of the Merger, each share of the Company's common stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of common stock, $.001 par value, of the Surviving Corporation.

     3.2 Heritage Delaware Common Stock. At the Effective Time of the Merger, each share of Heritage Delaware common stock, $.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Heritage Delaware, the holder of such share or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.3 Exchange of Certificates. At the Effective Time of the Merger, each holder of an outstanding certificate representing shares of the Company's common stock may, at such stockholder's option, surrender the same for cancellation to Interwest Transfer Co. Inc., P.O. Box 17136, Salt Lake City, UT 84117, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's common stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of the Company's common stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's common stock into which such shares of the Company's common stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of the Company so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of Heritage Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Heritage Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

     4.1 Further Assurances. From time to time, as and when required by Heritage Delaware or by its successors or assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Heritage Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and otherwise to carry out the purposes of this Agreement and the officers and directors of Heritage Delaware are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.2 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either the Company or of Heritage Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of the Company or by the sole stockholder of Heritage Delaware, or by both.

     4.3 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware; provided that, an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

     4.4 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 615 DuPont Highway, Dover, Delaware 19901, and National Corporate Research, Ltd. is the registered agent of the Surviving Corporation at such address.

     4.5 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 712 Fifth Avenue, 7th Floor, New York, NY 10019, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.6 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Louisiana Business Corporation Law.

     4.7 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of the Company and Heritage Delaware, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.



HERITAGE PRODUCTIONS, INC.,                     HERITAGE WORLDWIDE, INC.,
a Louisiana corporation                         a Delaware corporation


By: /s/ Howard Blum                             By: /s/ Howard Blum
    ------------------------                        ------------------------
      Name:     Howard Blum                     Name:     Howard Blum
      Title:    President                       Title:    President


By:  /s/ Howard Blum                            By: /s/ Howard Blum
     ------------------------                       ------------------------
      Name:     Howard Blum                     Name:     Howard Blum
      Title:    Secretary                       Title:    Secretary